Exhibit 10.7

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of             , 2021, between Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and [●] (the “Indemnitee”).

RECITALS

A.    Highly competent persons have become more reluctant to serve companies as directors, managers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the company.

B.    The Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based companies and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, managers, officers, and other persons in service to companies or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the company or business enterprise itself. The Company’s articles of association (the “Articles”) include an indemnity in favor of directors and officers of the Company and associated companies. The Indemnitee may also be entitled to indemnification pursuant to applicable law, including the Delaware General Corporate Law (“DGCL”) to the extent that the Indemnitee’s Company Status is with respect to a subsidiary that is a corporation. The Articles and the DGCL are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification.

C.    The uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

D.    It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

E.    This Agreement is a supplement to the Articles and the organizational documents of the Company’s subsidiaries and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.

F.    The Indemnitee does not regard the protection available under the Articles and insurance as adequate in the present circumstances and may not be willing to serve as an officer or director or manager without adequate protection, and the Company desires the Indemnitee to serve in such capacity. The Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

AGREEMENT

In consideration of the Indemnitee’s agreement to serve as a director or officer from and after the date hereof, the parties hereto agree as follows:

1.    Definitions. For purposes of this Agreement:

(a)    “Company Status” means the status of a person who is or was a director, manager, officer, employee, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

(b)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(c)    “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee is or was serving at the express written request of the Company as a director, manager, officer, employee, agent or fiduciary.

(d)    “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, provincial state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(e)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that the Indemnitee is or was an officer, manager or director of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer, manager or director of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, manager, officer, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by the Indemnitee pursuant to Section 8 to enforce his or her rights under this Agreement.

2.    Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)    Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of his or her Company Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company. Pursuant to this Section 2(a), the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted honestly and in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b)    Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of his or her Company Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 2(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the courts of the State of Delaware shall determine that such indemnification may be made.

(c)    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the

Indemnitee is, by reason of his or her Company Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)     Indemnification of Indemnitee by Subsidiary. Notwithstanding and in addition to any other provision of this Agreement, in the event that the Indemnitee serves, now or in the future, as a director, member of the board of managers or in a similar position with any of the Company’s subsidiaries, in consideration for such service, the Indemnitee shall be indemnified and be entitled to rights of advancement and contribution from any such subsidiary to the maximum extent permitted by this Agreement and by applicable law. Such indemnification, advancement and contribution shall be made pursuant to comparable procedures as those set forth in this Agreement. The Company agrees to take any and all actions necessary to cause each such subsidiary to effectuate such indemnification, advancement and contribution. In the event that any such subsidiary against which the Indemnitee is entitled to such indemnification, advancement and contribution fails to provide such indemnification, advancement or contribution to the maximum extent permitted by this Agreement and by applicable law, the Company agrees to provide to the Indemnitee any and all indemnification, advancement and contribution to the maximum extent permitted by this Agreement and by applicable law on behalf of such subsidiary. The rights of indemnification, advancement and contribution provided to the Indemnitee by any subsidiary of the Company are not exclusive of any other rights which the Indemnitee may have from such subsidiary under statute, bylaw, agreement, vote of the board of directors or board of managers of such subsidiary or otherwise.

3.    Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2, the Company shall and hereby does indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Company Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to the Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 7 and 8) to be unlawful or such payment is otherwise prohibited by applicable law.

4.    Contribution.

(a)    Whether or not the indemnification provided in Sections 2 and 3 is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, managers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, managers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations that applicable law may require to be considered. The relative fault of the Company and all officers, managers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)    The Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution that may be brought by officers, managers, directors or employees of the Company, other than the Indemnitee, who may be jointly liable with the Indemnitee.

(d)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, managers, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

5.    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his or her Company Status, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which the Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

6.    Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the Indemnitee’s Company Status within 30 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses or such payment is otherwise prohibited by applicable law. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest free.

7.    Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are as favorable as may be permitted under applicable law. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:

(a)    To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company or other officers of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of the Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to the Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)    Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 7(a), a determination with respect to the Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested

Directors or if the Disinterested Directors so direct, by Independent Counsel (as selected in accordance with Section 7(c)) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) if so directed by the Board, by the members of the Company. For purposes hereof, Disinterested Directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by the Indemnitee.

(c)    If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b), the Independent Counsel shall be selected as provided in this Section 7(c). The Independent Counsel shall be selected by the Board. The Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 7(a), no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the courts of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(b). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)    In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its managers or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Board, its managers, the members or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(e)    The Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, manager, officer, agent or employee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(e) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f)    If the person, persons or entity empowered or selected under Section 7 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(g) shall not apply if the determination of entitlement to indemnification is to be made by the members pursuant to Section 7(b) and if (A) within 15 days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the members for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of members is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.

(g)    The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or member of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(h)    The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the

Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act honestly and in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

8.    Remedies of the Indemnitee.

(a)    In the event that (i) a determination is made pursuant to Section 7 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6, (iii) no determination of entitlement to indemnification is made pursuant to Section 7(b) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Indemnitee’s entitlement to such indemnification. The Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Company shall not oppose the Indemnitee’s right to seek any such adjudication.

(b)    In the event that a determination shall have been made pursuant to Section 7(b) that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the adverse determination under Section 7(b).

(c)    If a determination shall have been made pursuant to Section 7(b) that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    In the event that the Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any managers’, directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 1) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within ten days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any managers’, directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9.    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)    The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles, any agreement, a vote of members, a resolution of managers or otherwise, of the Company. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in his or her Company Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, managers, officers, employees, or agents or fiduciaries of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, manager, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has manager, director, and officer liability insurance policy in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)    The Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request of the Company as a director, manager, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

10.    Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity payment in connection with any claim made against the Indemnitee:

(a)    for which payment has actually been made to or on behalf of the Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)    for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;

(c)    in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, managers, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(d)    with respect to remuneration paid to the Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and the Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the U.S. federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in the last paragraph of this Section 10 below);

(e)    a final judgment or other final adjudication is made that the Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or

(f)    on account of conduct that is established by a final judgment as constituting a breach of the Indemnitee’s duties to the Company under the Articles or Cayman Islands law or resulting in any personal profit or advantage to which the Indemnitee is not legally entitled.

For purposes of this Section 10, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

11.    Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer, manager or director of the Company (or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 8) by reason of his or her Company Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

12.    Security. To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

13.    Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer or manager of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer or manager of the Company.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

14.    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon the Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15.    Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.    Notice By the Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (w) upon personal delivery to the party to be notified, (x) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (y) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (z) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)    If to the Indemnitee, to the address set forth on the Indemnitee’s signature page hereto:

(b)    If to the Company, to:

[●]

Attention:    [●]

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

18.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.    Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and the Indemnitee hereby irrevocably and unconditionally irrevocably (i) submits and attorns to the exclusive jurisdiction of the courts of the State of Delaware for all matters arising out of or relating to this Agreement; (ii) waives all right to object to jurisdiction of such courts in any legal action or proceeding arising out of relating to this Agreement or the execution of any order issued in or as a result of any such action, suit, or proceeding which they may now or hereafter have by reason of domicile or otherwise; (iii) waives any objection to the laying of venue in such courts of any of the aforesaid actions, suits or proceedings arising out of or relating to this Agreement; (iv) waives and agrees not to plead or claim that any action, suit or proceeding in such Courts has been brought in an inconvenient forum; and (v) agrees not to oppose the enforcement against it in any other jurisdiction of any order obtained from a State of Delaware court as contemplated in this Section 20.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

Rockley Photonics Holdings Limited

By:
Name:
Title:

INDEMNITEE

[●]

Street Address

City	State

Telephone Number

Facsimile Number